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EXHIBIT 11.2

                                  COROMED INC.

SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED NET (LOSS)/INCOME PER SHARE

                                                                                           Six months  Six months
                                                       Year ended  Year ended  Year ended    ended       ended
                                                        06/30/94    06/30/95    06/30/96    12/31/95    12/31/96
                                                       ---------    --------   ----------   --------   ---------
Net (Loss)/Income:                                     $(296,870)   $708,695   $1,084,265   $692,540   $ (57,371)

Adjustment to net income under the
  modified treasury stock method:                             --       8.409           --         --          --
                                                       ---------    --------   ----------   --------   ---------

Adjusted Net (Loss)/Income:                            $(296,870)   $717,104   $1,084,265   $692,540   $ (57,371)
                                                       =========    ========   ==========   ========   =========



Weighted Average Shares Outstanding:                     502,254     529,284      596,438    587,597     617,370

Adjustment to weighted average shares
  to reflect common stock equivalents
  of shares under option:                                     --      64,716       79,236     54,510          --
                                                       ---------    --------   ----------   --------   ---------

Adjusted Weighted Average Shares Outstanding:            502,254     594,000      675,673    642,107     617,370
                                                       =========    ========   ==========   ========   =========


                                                       ---------    --------   ----------   --------   ---------
Primary and Fully Diluted (Loss)/Earnings Per Share:   $   (0.59)   $   1.21   $     1.60   $   1.08   $   (0.09)
                                                       =========    ========   ==========   ========   =========